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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report, dated January 25, 2001, included in Hartford Life, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in or made a part of this Registration Statement for the offering of securities on Form S-3.

                                          /s/ Arthur Andersen LLP

Hartford, Connecticut
May 15, 2001